Exhibit 99.1

Coupa to Offer $1.1 Billion Convertible Senior Notes Due 2026

SAN MATEO, Calif., June 9, 2020 – Coupa Software (NASDAQ: COUP) today announced that it proposes to offer $1.1 billion aggregate principal amount of convertible senior notes due 2026 (the “notes”), subject to market conditions and other factors. The notes are to be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Coupa also intends to grant to the initial purchasers of the notes an option to purchase up to an additional $165 million aggregate principal amount of the notes.

The notes will be senior, unsecured obligations of Coupa, and interest will be payable semi-annually in cash on June 15 and December 15 of each year, beginning on December 15, 2020. The notes will mature on June 15, 2026 unless redeemed, repurchased or converted prior to such date. Prior to March 15, 2026, the notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Coupa common stock, cash or a combination of cash and shares of Coupa common stock, at Coupa’s election.

The interest rate, initial conversion rate, offering price, and other terms are to be determined by negotiations between Coupa and the initial purchasers.

Coupa expects to use the net proceeds from the offering (1) to repurchase for cash a portion of its outstanding convertible notes due 2023 (the “2023 notes”), (2) to pay the cost of the capped call transactions as described below and (3) for general corporate purposes, potential acquisitions, strategic transactions and working capital.

If the initial purchasers exercise their option to purchase additional notes, Coupa intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the capped call counterparties and for general corporate purposes.

Coupa may redeem all or any portion of the notes, at its option, on or after June 20, 2023 and prior to the 21st scheduled trading day immediately preceding the maturity date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if the last reported sale price of Coupa’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Coupa provides written notice of redemption.

Holders of notes may require Coupa to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Coupa issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the notes, Coupa expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions will initially cover, subject to customary anti-dilution adjustments, the number of shares of Coupa common stock that will initially underlie the notes, assuming the initial purchasers do not exercise their option to purchase additional notes. The capped call transactions are expected generally to reduce or offset potential dilution to holders of Coupa’s common stock upon conversion of the notes and/or offset the potential cash payments that Coupa could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/ or offset subject to a cap based on the cap price. If the initial purchasers of the notes exercise their option to purchase additional notes, Coupa intends to enter into additional capped call transactions with capped call counterparties that would initially cover, subject to customary anti-dilution adjustments, the number of shares of Coupa common stock that will initially underlie the notes purchased by the initial purchasers pursuant to their option to purchase additional notes.

In connection with establishing their initial hedge of the capped call transactions, the capped call counterparties have advised Coupa that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Coupa common stock and/or purchase Coupa common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Coupa common stock or the notes concurrently with, or shortly after, the pricing of the notes.

In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Coupa common stock and/or purchasing or selling Coupa common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could decrease (or avoid an increase in) the market price of Coupa common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

In connection with any repurchase of the 2023 notes (the “repurchase transactions”), Coupa expects that holders of the outstanding 2023 notes that are being repurchased and have hedged their equity price risk with respect to such notes (the “hedged holders”) will, concurrently with the pricing of the notes, unwind their hedge positions by buying Coupa stock and/or entering into or unwinding various derivative transactions with respect to Coupa stock. The amount of Coupa common stock to be purchased by the hedged holders is likely to be substantial in relation to the historic average daily trading volume of Coupa common stock. If it is, this activity by the hedged holders will increase the effective conversion price of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Coupa common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and any shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements relating to Coupa’s intention to offer the notes, the timing of the proposed offering, the proposed terms of the offering and the intended use of the net proceeds from the offering, including the note repurchase transactions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Coupa will offer the notes or consummate the offering or the repurchase transactions, the final terms of the offering, the impact of general economic, industry or political conditions and the COVID-19 pandemic in the United States or internationally, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, and whether or not the capped call transactions will be entered into or become effective.

Coupa assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

About Coupa Software

Coupa Software is a leading provider of business spend management (BSM) solutions. We offer a comprehensive, cloud-based BSM platform that has connected our global community of customers with more than five million suppliers around the world. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability.

Investor Relations:

Steven Horwitz

(650) 338-1340

ir@coupa.com

Media Contact:

Kristi Lewandowski

(650) 485-8506

Kristi.lewandowski@coupa.com